Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$278,240
Unrealized Gain (Loss) on Market Value of Futures	14,103,370
Dividend Income	2,120
Interest Income	1,065
ETF Transaction Fees	1,750
Total Income (Loss)	$14,386,545

Expenses
Investment Advisory Fee	$92,951
Audit Fees	6,960
NYMEX License Fee	2,323
Brokerage Commissions	976
Prepaid Insurance Expense	900
SEC & FINRA Registration Expense	780
Non-interested Directors' Fees and Expenses	752
Total Expenses	$105,642
Net Income (Loss)	$14,280,903

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$191,069,730
Withdrawals (500,000 Units)	(21,438,609)
Net Income (Loss)	14,280,903

Net Asset Value End of Month	$183,912,024
Net Asset Value Per Unit (4,200,000 Units)	$43.79

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502